As filed with the Securities and Exchange            Registration No. 333-104456
Commission on April 5, 2004
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ING Life Insurance and Annuity Company

                                   Connecticut

                                   71-0294708

       151 Farmington Avenue, Hartford, Connecticut 06156, (860) 723-2239
--------------------------------------------------------------------------------

                         Michael A. Pignatella, Counsel

                     ING Life Insurance and Annuity Company

            151 Farmington Avenue, TS31, Hartford, Connecticut 06156

                                 (860) 723-2239

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
--------------------------------------------------------------------------------
The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/ / ______________

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If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / / ______________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
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           GUARANTEED ACCUMULATION ACCOUNT PROSPECTUS - APRIL 30, 2004


INTRODUCTION

The Guaranteed Accumulation Account (GAA) is a fixed interest option available during the accumulation phase of certain variable annuity contracts issued by ING Life Insurance and Annuity Company (the Company, we, us, our). Read this prospectus carefully before investing in GAA and save it for future reference.

GENERAL DESCRIPTION

GAA offers investors the opportunity to earn specified guaranteed rates of interest for specified periods of time, called guaranteed terms. We generally offer several guaranteed terms at any one time for those considering investing in GAA. Each guaranteed term offers a guaranteed interest rate for investments that remain in GAA for the duration of the specific guaranteed term. The guaranteed term establishes both the length of time for which we agree to credit a guaranteed interest rate and how long your investment must remain in GAA in order to receive the guaranteed interest rate.

We guarantee both principal and interest if, and only if, your investment remains invested for the full guaranteed term. Charges related to the contract, such as a maintenance fee or early withdrawal charge, may still apply even if you do not withdraw until the end of a guaranteed term. INVESTMENTS TAKEN OUT OF GAA PRIOR TO THE END OF A GUARANTEED TERM MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT WHICH MAY RESULT IN AN INVESTMENT GAIN OR LOSS. SEE "MARKET VALUE ADJUSTMENT," PAGE 12.

This prospectus will explain:

-    Guaranteed interest rates and guaranteed terms;

-    Contributions to GAA;

-    Types of investments available, and how they are classified;

-    How rates are offered;

-    How there can be an investment risk, and how we calculate gain or loss;

-    Contract charges that can affect your account value in GAA;

-    Taking investments out of GAA; and

-    How to reinvest or withdraw at maturity.

ADDITIONAL DISCLOSURE INFORMATION

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state or jurisdiction that does not permit their sale. We have not authorized anyone to provide you with information that is different than that contained in this prospectus.

                                Our Home Office:
                     ING Life Insurance and Annuity Company
                              151 Farmington Avenue
                           Hartford, Connecticut 06156
                                 1-800 262-3862

                                TABLE OF CONTENTS

SUMMARY                                                                                                             3

DESCRIPTION OF THE GUARANTEED ACCUMULATION ACCOUNT                                                                  6
General, Contributions to GAA, Deposit Period, Guaranteed Terms, Guaranteed Term Classifications,
Guaranteed Interest Rates, Maturity of a Guaranteed Term, Maturity Value Transfer Provision

TRANSFERS                                                                                                           9
Transfers from GAA, Transfers Between Guaranteed Term Classifications

WITHDRAWALS                                                                                                        10
Deferral of Payments, Reinvestment Privilege

MARKET VALUE ADJUSTMENT (MVA)                                                                                      12
Calculation of the MVA, Deposit Period Yield, Current Yield, MVA Formula

CONTRACT CHARGES                                                                                                   14

OTHER TOPICS                                                                                                       14
The Company, Income Phase, Contract Loans, Investments, Distribution of Contracts, Taxation, Experts, Legal
Matters, Further Information, Incorporation of Certain Documents by Reference, Inquiries

APPENDIX I - EXAMPLES OF MARKET VALUE ADJUSTMENT CALCULATIONS                                                      18

APPENDIX II - EXAMPLES OF MARKET VALUE ADJUSTMENT AT VARIOUS YIELDS                                                20

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SUMMARY

GAA is a fixed interest option that may be available during the accumulation phase of your annuity contract. The following is a summary of certain facts about GAA.

IN GENERAL. Amounts that you invest in GAA will earn a guaranteed interest rate if left in GAA for a specified period of time (the guaranteed term). You must invest amounts in GAA for the full guaranteed term in order to receive the quoted guaranteed interest rate. If you withdraw or transfer those amounts before the end of the guaranteed term, we may apply a "market value adjustment," which may be positive or negative.

DEPOSIT PERIODS. A deposit period is the time during which we offer a specific guaranteed interest rate if you deposit dollars for a specific guaranteed term. For a particular guaranteed interest rate and guaranteed term to apply to your account dollars, you must invest them during the deposit period in which that rate and term are offered.


GUARANTEED TERMS. A guaranteed term is the period of time account dollars must be left in GAA in order to earn the guaranteed interest rate specified for that guaranteed term. We offer different guaranteed terms at different times. Check with your representative or the Company to learn the details about the guaranteed term(s) currently offered. We reserve the right to limit the number of guaranteed terms or the availability of certain guaranteed terms. In addition, under certain contracts, we reserve the right to discontinue offering GAA, or to limit the availability of GAA guaranteed term classifications.


Some annuity contracts that offer GAA distinguish between short- and long-term classifications of GAA. Under those contracts, we make the following distinction:

-    Short-term classification--three years or less.
-    Long-term classification--between three and ten years.

GUARANTEED INTEREST RATES. We guarantee different interest rates, depending upon when account dollars are invested in GAA. The interest rate we guarantee is an annual effective yield; that means that the rate reflects a full year's interest. We credit interest at a rate that will provide the guaranteed annual effective yield over one year. The guaranteed interest rate(s) is guaranteed for that deposit period and for the length of the guaranteed term.

The guaranteed interest rates we offer will always meet or exceed the minimum interest rates agreed to in the contract. Apart from meeting the contractual minimum interest rates, we can in no way guarantee any aspect of future offerings.

FEES AND OTHER DEDUCTIONS. We do not make deductions from amounts in GAA to cover mortality and expense risks. Rather, we consider these risks when determining the credited rate. The following other types of charges may be deducted from amounts held in, withdrawn or transferred from GAA:

[SIDENOTE]

QUESTIONS: CONTACTING THE COMPANY. To answer your questions, contact your sales representative or write or call our Home Office at:

ING
USFS Customer Service
Defined Contribution Administration, TS21
151 Farmington Avenue
Hartford, CT 06156-1277
1-800-262-3862

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-    Market Value Adjustment (MVA). An MVA may be applied to amounts transferred or withdrawn prior to the end of a guaranteed term, which reflects changes in interest rates since the deposit period. The MVA may be positive or negative, and therefore may increase or decrease the amount withdrawn to satisfy a transfer or withdrawal request. See "Market Value Adjustment."
- Tax Penalties and/or Tax Withholding. Amounts withdrawn may be subject to withholding for federal income taxes, as well as a 10% penalty tax for amounts withdrawn prior to your having attained age 59 1/2. See "Taxation"; see also the "Taxation" section of the contract prospectus.
- Early Withdrawal Charge. An early withdrawal charge, which is a deferred sales charge, may apply to amounts withdrawn from the contract, in order to reimburse us for some of the sales and administrative expenses associated with the contract. See "Contract Charges"; see also the "Fees" section of the contract prospectus.
- Maintenance Fee. A maintenance fee of up to $30 may be deducted, on an annual basis, pro rata from all funding options including GAA. See
     "Contract Charges"; see also the "Fees" section of the contract prospectus.
- Transfer Fees. Under some contracts, during the accumulation phase, transfer fees of up to $10 per transfer may be deducted from amounts held in or transferred from GAA. See "Contract Charges"; see also the "Fees" section of the contract prospectus.
- Premium Taxes. We may deduct a charge for premium taxes of up to 4% from amounts in GAA. See "Contract Charges"; see also the "Fees" section of the contract prospectus.
- Front End Sales Charges. Under some contracts, we may deduct front end sales charges of up to 6%. See "Contract Charges"; see also the "Fees" section of the contract prospectus.

MARKET VALUE ADJUSTMENT (MVA). If you withdraw or transfer all or part of your account value from GAA before the guaranteed term is complete, an MVA may apply. The MVA reflects the change in the value of the investment due to changes in interest rates since the date of deposit. The MVA may be positive or negative depending upon interest rate activity at the time of withdrawal or transfer.

Any MVA applied to a withdrawal or transfer from GAA will be calculated as an "aggregate MVA," which is the sum of all MVAs applicable due to the withdrawal (see sidebar on page 12 for an example of the calculation of the aggregate MVA). The following withdrawals will be subject to an aggregate MVA only if it is positive:

-    Withdrawals due to the election of a lifetime income option; and
- Withdrawals due to the death of the participant (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:

-    Withdrawals due to the election of a nonlifetime income option;
- Payments due to the death of the participant, if paid more than six months following death; and
- Full or partial withdrawals during the accumulation phase (except for withdrawals at the end of a guaranteed term or pursuant to the maturity value transfer provision, see "Maturity of a Guaranteed Term" and "Maturity Value Transfer Provision").

See "Description of the Guaranteed Accumulation Account" and "Market Value Adjustment."

MATURITY OF A GUARANTEED TERM. On or before the end of a guaranteed term, the contract holder or you, if applicable, may instruct us to:

- Transfer the matured amount to one or more new guaranteed terms available under the current deposit period;
-    Transfer the matured amount to other available investment options; or
-    Withdraw the matured amount.

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Amounts withdrawn may be subject to an early withdrawal charge, maintenance fee, tax withholding and, tax penalties. (See "Contract Charges"; see also the "Fees" and "Taxation" sections of the contract prospectus.) When a guaranteed term ends, if we have not received instructions, we will automatically reinvest the maturing investment into a guaranteed term available in the current deposit period. (See "Maturity of a Guaranteed Term" and "Maturity Value Transfer Provision.") For contracts that distinguish between short-term and long-term classifications, we will generally transfer the maturing investment to the available deposit period for the guaranteed term having the shortest maturity within the same classification. For other contracts, we will generally transfer the maturing investment in the following manner based upon availability:


-    To a guaranteed term of the same duration, if available; or
-    To a guaranteed term with the next shortest duration, if available; or
-    To a guaranteed term with the next longest duration.

If you do not provide instructions concerning the maturing amount on or before the end of a guaranteed term, and this amount is automatically reinvested as noted above, the maturity value transfer provision will apply.

MATURITY VALUE TRANSFER PROVISION. If we automatically transfer the matured investment into the current deposit period, the contract holder or you, if applicable, may, for a limited time, transfer or withdraw all or a portion of the matured investment that was transferred without the application of an MVA. As described in "Fees and Other Deductions" above, other fees, including an early withdrawal charge and a maintenance fee, may be assessed on amounts withdrawn. See "Maturity Value Transfer Provision."

TRANSFER OF ACCOUNT DOLLARS. Generally, account dollars invested in GAA may be transferred among guaranteed terms offered through GAA, and/or to other investment options offered through the contract. However:

- Transfers may not be made during the deposit period in which your account dollars are invested in GAA or for 90 days after the close of that deposit period; and
-    We may apply an MVA to transfers made before the end of a guaranteed term.


INVESTMENTS. Guaranteed interest rates credited during any guaranteed term do not necessarily relate to investment performance. Deposits received into GAA will generally be invested in federal, state and municipal obligations, corporate bonds, preferred stocks, real estate mortgages, real estate, certain other fixed income investments, and cash or cash equivalents. All of our general assets are available to meet guarantees under GAA.


Amounts allocated to GAA are held in a nonunitized separate account established by the Company under Connecticut law. To the extent provided for in the contract, assets of the separate account are not chargeable with liabilities arising out of any other business that we conduct. See "Investments."

NOTIFICATION OF MATURITY. We will notify the contract holder or you, if applicable, at least 18 calendar days prior to the maturity of a guaranteed term. We will include information relating to the current deposit period's guaranteed interest rates and the available guaranteed terms. You may obtain information concerning available deposit periods, guaranteed interest rates, and guaranteed terms by telephone five business days prior to the maturity date (1-800-GAA-FUND or 1-800-422-3863). (See "Description of the Guaranteed Accumulation Account--General" and "Maturity of a Guaranteed Term.")

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DESCRIPTION OF THE GUARANTEED ACCUMULATION ACCOUNT

GENERAL

GAA offers guaranteed interest rates for specific guaranteed terms. For a particular guaranteed interest rate and guaranteed term to apply to your account dollars, you must invest them during the deposit period during which that rate and term are offered. Each deposit period may offer more than one guaranteed term. Guaranteed terms may be classified according to length of time to maturity, and each deposit period may offer various guaranteed terms within these classifications.

Any MVA applied to a withdrawal or transfer from GAA will be calculated as an "aggregate MVA," which is the sum of all MVAs applicable due to the withdrawal (see sidebar on page 12 for an example of the calculation of the aggregate MVA). The following withdrawals will be subject to an aggregate MVA only if it is positive:

-    Withdrawals due to the election of a lifetime income option; and
- Withdrawals due to the death of the participant (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:

-    Withdrawals due to the election of a nonlifetime income option;
- Payments due to the death of the participant, if paid more than six months following death; and
- Full or partial withdrawals during the accumulation phase (except for withdrawals at the end of a guaranteed term or pursuant to the maturity value transfer provision, see "Maturity of a Guaranteed Term" and "Maturity Value Transfer Provision").

We maintain a toll-free telephone number for those wishing to obtain information concerning available deposit periods, guaranteed interest rates, and guaranteed terms. The telephone number is 1-800-GAA-FUND (1-800-422-3863). At least 18 calendar days before a guaranteed term matures, we will notify the contract holder or you, if applicable, of the upcoming deposit period dates and the current guaranteed interest rates, guaranteed terms and projected matured guaranteed term values.

CONTRIBUTIONS TO GAA

The contract holder or you, if applicable, may invest in the guaranteed terms available in the current deposit period by allocating new purchase payments to GAA or by transferring a sum from other funding options available under the contract or from other guaranteed terms.

Though we may require a minimum payment(s) to a contract, we do not require a minimum investment for a guaranteed term. Refer to the contract prospectus. We reserve the right to establish a minimum amount for transfers from other funding options.

Investments may not be transferred from a guaranteed term during the deposit period in which the investment is applied nor during the first 90 days after the close of the deposit period. This restriction does not apply to amounts transferred or withdrawn under the maturity value transfer provision. See "Maturity Value Transfer Provision."

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DEPOSIT PERIOD

The deposit period is the period of time during which the contract holder or you, if applicable, may direct investments to a particular guaranteed term(s) and receive a stipulated guaranteed interest rate(s). Each deposit period may be a month, a calendar quarter, or any other period of time we specify.

GUARANTEED TERMS


A guaranteed term is the time we specify during which we credit the guaranteed interest rate. Generally, we will offer at least one guaranteed term of three years or less and one guaranteed term of more than three years in any deposit period. However, under certain contracts we reserve the right to limit the guaranteed terms or guaranteed term classifications offered, as well as the right to discontinue offering GAA. We offer guaranteed terms at our discretion for various periods ranging from one to ten years.


GUARANTEED TERM CLASSIFICATIONS

Some contracts distinguish between long-term and short-term guaranteed term classifications. The following are the guaranteed term classifications:

-    Short-term--All guaranteed terms of three years or less.

-    Long-term--All guaranteed terms of between three and ten years.

During each deposit period, we may offer more than one guaranteed term within each guaranteed term classification. The contract holder or you, if applicable, may allocate investments to guaranteed terms within one or both guaranteed term classifications during a deposit period.

GUARANTEED INTEREST RATES

Guaranteed interest rates are the rates that we guarantee will be credited on amounts applied during a deposit period for a specific guaranteed term. Guaranteed interest rates are annual effective yields, reflecting a full year's interest. We credit interest at a rate that will provide the guaranteed annual effective yield over one year. Guaranteed interest rates are credited according to the length of the guaranteed term as follows:

GUARANTEED TERMS OF ONE YEAR OR LESS: The guaranteed interest rate is credited from the date of deposit to the last day of the guaranteed term.

GUARANTEED TERMS OF GREATER THAN ONE YEAR: Except for certain contracts issued in the state of New York, several different guaranteed interest rates may be applicable during a guaranteed term of more than one year. The initial guaranteed interest rate is credited from the date of deposit to the end of a specified period within the guaranteed term. We may credit several different guaranteed interest rates for subsequent specific periods of time within the guaranteed term. For example, for a five-year guaranteed term we may guarantee 5% for the first year, 4.75% for the next two years, and 4.5% for the remaining two years.

We will not guarantee or credit a guaranteed interest rate below the minimum rate specified in the contract, nor will we credit interest at a rate above the guaranteed interest rate we announce prior to the start of a deposit period.

Our guaranteed interest rates are influenced by, but do not necessarily correspond to, interest rates available on fixed income investments we may buy using deposits directed to GAA (see "Investments"). We consider other factors when determining guaranteed interest rates including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends, and competitive factors. WE MAKE THE FINAL DETERMINATION REGARDING GUARANTEED INTEREST RATES. WE CANNOT PREDICT THE LEVEL OF FUTURE GUARANTEED INTEREST RATES.

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MATURITY OF A GUARANTEED TERM

At least 18 calendar days prior to the maturity of a guaranteed term, we will notify the contract holder or you, if applicable, of the upcoming deposit period, the projected value of the amount maturing at the end of the guaranteed term, and the guaranteed interest rate(s) and guaranteed term(s) available for the current deposit period.

When a guaranteed term matures, the amounts in any maturing guaranteed term may be:

- Transferred to one or more new guaranteed terms available under the current deposit period; or
-    Transferred to other available investment options; or
-    Withdrawn from the contract.


We do not apply an MVA to amounts transferred or surrendered from a guaranteed term on the date the guaranteed term matures. Amounts withdrawn, however, may be subject to an early withdrawal charge, a maintenance fee, taxation, and tax penalties. If we have not received direction from the contract holder or you, if applicable, by the maturity date of a guaranteed term, we will automatically transfer the matured value to one of the following:


- For contracts distinguishing between short- and long-term classifications, we will generally transfer the amount maturing to the available deposit period for the guaranteed term having the shortest maturity within the same classification, though it may be different than the maturing term; or
- For contracts that do not distinguish between short- and long-term classifications, we will generally transfer the maturing amount as follows:

     -    To a guaranteed term of the same duration, if available; or
     -    To a guaranteed term with the next shortest duration, if available; or
     -    To a guaranteed term with the next longest duration.

The contract holder or you, if applicable, will receive a confirmation statement, plus information on the new guaranteed interest rate(s) and guaranteed terms.

MATURITY VALUE TRANSFER PROVISION

If we automatically reinvest the proceeds from a matured guaranteed term, the contract holder or you, if applicable, may transfer or withdraw from GAA the amount that was reinvested without an MVA. An early withdrawal charge and maintenance fee may apply to withdrawals. If the full amount reinvested is transferred or withdrawn, we will include interest credited to the date of the transfer or withdrawal. This provision is only available until the last business day of the month following the maturity date of the prior guaranteed term. This provision only applies to the first transfer or withdrawal request received from the contract holder or you, if applicable, with respect to a particular matured guaranteed term value, regardless of the amount involved in the transaction.

[SIDENOTE]

BUSINESS DAY--any day on which the New York Stock Exchange is open.

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TRANSFERS

We allow the contract holder or you, if applicable, to transfer all or a portion of your account value to GAA or to other investment options under the contract. We do not allow transfers from any guaranteed term to any other guaranteed term or investment option during the deposit period for that guaranteed term or for 90 days following the close of that deposit period, except for amounts transferred under the maturity value transfer provision.

We do not apply an MVA to the value transferred upon maturity of a guaranteed term nor for values transferred under the maturity value transfer provision. We do not count either of these types of transfers as one of the 12 free transfers allowed per calendar year by those contracts allowing only 12 free transfers.

When the contract holder or you, if applicable, request the transfer of a specific dollar amount, we account for any applicable MVA in determining the amount to be withdrawn from a guaranteed term(s) to fulfill the request. Therefore, the amount we actually withdraw from the guaranteed term(s) may be more or less than the requested dollar amount. (See "Appendix I" for an example.) For more information on transfers, see the contract prospectus.

TRANSFERS FROM GAA

For contracts that do not distinguish between short- and long-term classifications, the contract holder or you, if applicable, may choose the guaranteed term from which funds will be first withdrawn. If there is more than one guaranteed term of the same duration, we will withdraw funds starting from the oldest guaranteed term that has not reached maturity.

If we do not receive directions, we will withdraw funds pro rata from each guaranteed term in which you are invested. If there is more than one guaranteed term of the same duration, we will withdraw funds starting from the oldest guaranteed term that has not reached maturity.

For contracts that distinguish between short- and long-term classifications, the contract holder or you, if applicable, may choose the guaranteed term classification from which funds will be first withdrawn. We will withdraw funds starting from the oldest guaranteed term that has not reached maturity within the classification chosen.

If we do not receive directions, we will withdraw funds pro rata from the guaranteed term classifications, starting with the oldest guaranteed term that has not reached maturity, and any other investment options.

We will apply an MVA to transfers made before the end of a guaranteed term. (See "Market Value Adjustment.")

TRANSFERS BETWEEN GUARANTEED TERM CLASSIFICATIONS
(For contracts that distinguish between short-term and long-term classifications only)

The contract holder or you, if applicable, may transfer amounts from short-term guaranteed terms to available long-term guaranteed terms of the current deposit period, or from long-term guaranteed terms to available short-term guaranteed terms of the current deposit period.

For example, funds may be transferred from a three-year guaranteed term (any time after 90 days from the close of the deposit period applicable to that three-year guaranteed term) to the open deposit period of a seven-year guaranteed term.

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Funds will be first transferred from the oldest deposit period for which the guaranteed term has not reached maturity and we will assess an MVA on the transferred amount. These transfers are counted toward the 12 free transfers allowed per calendar year by those contracts allowing only 12 free transfers.

We do not permit the transfer of value from one guaranteed term prior to its maturity to another guaranteed term within the same classification. For example, we do not permit transfers from one-year to three-year, one-year to one-year, five-year to seven-year, or ten-year to seven-year guaranteed terms.

WITHDRAWALS

The contract allows for full or partial withdrawals from GAA at any time during the accumulation phase. To make a full or partial withdrawal, a request form (available from us) must be properly completed and submitted to our Home Office (or other designated office as provided in the contract).

Partial withdrawals are made pro rata from funding options unless the contract holder or you, if applicable, request otherwise. For contracts that do not distinguish between short- and long-term classifications, each guaranteed term is considered a separate funding option for the purpose of a partial withdrawal.

The contract holder or you, if applicable, may choose the guaranteed term from which funds will be withdrawn. If there is more than one guaranteed term of the same duration, we will withdraw funds starting from the oldest guaranteed term that has not reached maturity. If no guaranteed term is elected, we will withdraw funds pro rata from each guaranteed term in which you are invested. If there is more than one guaranteed term of the same duration, we will withdraw funds starting from the oldest guaranteed term that has not reached maturity.

For contracts distinguishing between short- and long-term classifications, each guaranteed term classification is considered a separate funding option for the purpose of a partial withdrawal. The contract holder or you, if applicable, may elect to take a partial withdrawal from either guaranteed term classification. We will first withdraw funds from the oldest guaranteed term that has not reached maturity within the chosen classification. If no guaranteed term classification is elected, we will withdraw funds pro rata from each classification (starting with the oldest guaranteed term which has not reached maturity) and other funding options.

We may apply an MVA to withdrawals made prior to the end of a guaranteed term, except for withdrawals made under the maturity value transfer provision. (See "Market Value Adjustment.") We may deduct an early withdrawal charge and a maintenance fee depending upon the terms of the contract. The early withdrawal charge is a deferred sales charge which may be deducted upon withdrawal to reimburse us for some of the sales and administrative expenses associated with the contract. A maintenance fee up to $30 may be deducted pro rata from each of the funding options, including GAA. Refer to the contract prospectus for a description of these fees. When a request for a partial withdrawal of a specific dollar amount is made, we will include the MVA in determining the amount to be withdrawn from the guaranteed term(s) to fulfill the request. Therefore, the amount we actually take from the guaranteed term(s) may be more or less than the dollar amount requested. (See "Appendix I" for an example).

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DEFERRAL OF PAYMENTS

Under certain emergency conditions, we may defer payment of a GAA withdrawal for up to six months. Refer to the contract prospectus for more details.

REINVESTMENT PRIVILEGE


If allowed by the contract, the contract holder or you, if applicable, may elect to reinvest all or a portion of a full withdrawal during the 30 days following such a withdrawal. We must receive amounts for reinvestment within 60 days of the withdrawal.


We will apply reinvested amounts to the current deposit period. This means that the guaranteed annual interest rate and guaranteed terms available on the date of reinvestment will apply. Amounts are reinvested in the guaranteed term classifications, where applicable, in the same proportion as prior to the full withdrawal. Any negative MVA we applied to a withdrawal will not be refunded, and any taxes that were withheld may also not be refunded. Refer to the contract prospectus for further details.

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MARKET VALUE ADJUSTMENT (MVA)

We apply an MVA to amounts transferred or withdrawn from GAA prior to the end of a guaranteed term. To accommodate early withdrawals or transfers, we may need to liquidate certain assets or use cash that could otherwise be invested at current interest rates. When we sell assets prematurely we could realize a profit or loss depending upon market conditions.

The MVA reflects changes in interest rates since the deposit period. When interest rates increase after the deposit period, the value of the investment decreases and the market value adjustment amount may be negative. Conversely, when interest rates decrease after the deposit period, the value of the investment increases and the market value adjustment amount may be positive. Therefore, the application of an MVA may increase or decrease the amount withdrawn from a guaranteed term to satisfy a withdrawal or transfer request.

An MVA applied to a withdrawal or transfer from GAA will be calculated as an "aggregate MVA," which is the sum of all MVAs applicable due to the withdrawal (see sidebar on this page for an example of the calculation of the aggregate
MVA). The following withdrawals will be subject to an aggregate MVA only if it is positive:

-    Withdrawals due to the election of a lifetime income option; and
- Withdrawals due to the death of the participant (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:

-    Withdrawals due to the election of a nonlifetime income option;
- Payments due to the death of the participant, if paid more than six months following death; and
- Full or partial withdrawals during the accumulation phase (except for withdrawals at the end of a guaranteed term or pursuant to the maturity value transfer provision, see "Maturity of a Guaranteed Term" and "Maturity Value Transfer Provision").

Should two or more consecutive guaranteed terms have the same guaranteed interest rate and mature on the same date, we will calculate an MVA applicable to each. We will apply the MVA that is more favorable to you to any withdrawal or transfer from either guaranteed term prior to their maturity.

Under some contracts, election of a Systematic Distribution Option, as described in the contract prospectus, will not result in an MVA being applied to amounts withdrawn from GAA.

[SIDENOTE]

AGGREGATE MVA is the total of all MVAs applied due to a transfer or withdrawal.

CALCULATION OF THE AGGREGATE MVA--In order to satisfy a transfer or withdrawal, amounts may be withdrawn from more than one guaranteed term, with more than one guaranteed interest rate. In order to determine the MVA applicable to such a transfer or withdrawal, the MVAs applicable to EACH GUARANTEED TERM will be added together, in order to determine the "aggregate MVA."

Example: $1,000 withdrawal, two guaranteed terms.

MVA1 = $10, MVA2 = - $30
$10 + - $30 = - $20.
Aggregate MVA = - $20

Example: $1,000 withdrawal, two guaranteed terms.

MVA1 = $30, MVA2 = - $10
$30 + - $10 = $20.
Aggregate MVA = $20

CALCULATION OF THE MVA

The amount of the MVA depends on the relationship between:

- The deposit period yield of U.S. Treasury Notes that will mature in the last quarter of the guaranteed term; and
-    The current yield of such U.S. Treasury Notes at the time of withdrawal.


If the current yield is less than the deposit period yield, the MVA will decrease the amount withdrawn from a guaranteed term to satisfy a transfer or withdrawal request (the MVA will be positive). If the current yield is greater than the deposit period yield, the MVA will increase the amount withdrawn from a guaranteed term (the MVA will be negative).


DEPOSIT PERIOD YIELD

We determine the deposit period yield used in the MVA calculation by considering interest rates prevailing during the deposit period of the guaranteed term from which the transfer or withdrawal will be made. First, we identify the Treasury Notes that mature in the last three months of the guaranteed term. Then, we determine their yield-to-maturity percentages for the last business day of each week in the deposit period. We then average the resulting percentages to determine the deposit period yield. Treasury Note information may be found each business day in publications such as the Wall Street Journal which publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day.

CURRENT YIELD

We use the same Treasury Notes identified for the deposit period yield to determine the current yield--Treasury Notes that mature in the last three months of the guaranteed term. However, we use the yield-to-maturity percentages for the last business day of the week preceding the withdrawal and average those percentages to get the current yield.

MVA FORMULA

The mathematical formula used to determine the MVA is:

            (1 + i)                     x
          { ------- } (TO THE POWER OF ---)
            (1 + j)                    365

where i is the deposit period yield; j is the current yield; and x is the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term. (For examples of how we calculate MVA, refer to Appendix I.)

We make an adjustment in the formula of the MVA to reflect the period of time remaining in the guaranteed term from the Wednesday of the week of a withdrawal.

CONTRACT CHARGES

Certain charges may be deducted directly or indirectly from the funding options available under the contract, including GAA.

The contract may have a maintenance fee of up to $30 that we will deduct, on an annual basis, pro rata from all funding options including GAA. We may also deduct a maintenance fee upon full withdrawal of a contract.

The contract may have an early withdrawal charge that we will deduct, if applicable, upon a full or partial withdrawal from the contract. If the withdrawal occurs prior to the maturity of a guaranteed term, both the early withdrawal charge and an MVA may be assessed.

We do not deduct mortality and expense risk charges and other asset-based charges that may apply to variable funding options from GAA. These charges are only applicable to the variable funding options.

We may deduct a charge for premium taxes of up to 4% from amounts in GAA, and, under some contracts, front end sales charges of up to 6%.

Under certain contracts, we reserve the right to charge $10 for each transfer of accumulated value between available investment options over 12.

Refer to the contract prospectus for further details on contract deductions.

OTHER TOPICS

THE COMPANY

We are a stock life insurance company organized under the insurance laws of the State of Connecticut in 1976 and an indirect wholly-owned subsidiary of ING Groep N.V., a global financial institution active in the fields of insurance, banking and asset management. Through a merger, our operations include the business of Aetna Variable Annuity Life Insurance Company (formerly known as Participating Annuity Life Insurance Company, an Arkansas life insurance company organized in 1954). Prior to May 1, 2002, the Company was known as Aetna Life Insurance and Annuity Company.

Our principal executive offices are located at:
                              151 Farmington Avenue
                           Hartford, Connecticut 06156

INCOME PHASE

GAA may not be used as a funding option during the income phase. Amounts invested in guaranteed terms must be transferred to one or more of the options available to fund income payments before income payments can begin.

An aggregate MVA, as previously described, may be applied to amounts transferred to fund income payments before the end of a guaranteed term. Amounts used to fund lifetime income payments will only receive an aggregate MVA to the extent it is positive; however amounts transferred to fund a nonlifetime income payment option may receive either a positive or negative aggregate MVA.

Refer to the contract prospectus for a further discussion of the income phase.

CONTRACT LOANS
(403(b) and some 457 and 401(a) Plans Only)

The contract holder or you, if applicable, may not take a loan from amounts held in GAA, but we include amounts invested in GAA when calculating the account value which determines the amount available for a loan. Amounts held in GAA must be transferred to a funding option available for loans in order to be received as a loan. (Refer to the contract prospectus for more information on contract loans.) We will apply an MVA to amounts transferred from guaranteed terms due to a loan request.

INVESTMENTS

Amounts applied to GAA will be deposited in a nonunitized separate account established under Connecticut law.

A nonunitized separate account is a separate account in which neither the contract holder nor you participate in the performance of the assets through unit values or any other interest. Contract holders and participants allocating funds to the nonunitized separate account do not receive a unit value of ownership of assets accounted for in this separate account. The risk of investment gain or loss is borne entirely by the Company. All Company obligations due to allocations to the nonunitized separate account are contractual guarantees of the Company and are accounted for in the separate account. All of the general assets of the Company are available to meet our contractual guarantees. To the extent provided for in the applicable contract, the assets of the nonunitized separate account are not chargeable with liabilities resulting from any other business of the Company. Income, gains and losses of the separate account are credited to or charged against the separate account without regard to other income, gains or losses of the Company.

TYPES OF INVESTMENTS. We intend to invest primarily in investment-grade fixed income securities including:

-    Securities issued by the United States Government;
- Issues of U.S. Government agencies or instrumentalities (these issues may or may not be guaranteed by the United States Government);
- Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service;
- Other debt instruments, including those issued or guaranteed by banks or bank holding companies, and of corporations, which although not rated by Moody's, Standard & Poor's, or other nationally recognized rating services, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above; or
- Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year which are considered by the Company's management to have investment quality comparable to securities which may be purchased as stated above.

We may invest in futures and options. We purchase financial futures, related options and options on securities solely for non-speculative hedging purposes. Should securities prices be expected to decline, we may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the nonunitized separate account. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

WE ARE NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE CONTRACTS ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS REQUIRED BY CONNECTICUT AND OTHER STATE INSURANCE LAWS. THE GUARANTEED INTEREST RATES ESTABLISHED BY THE COMPANY MAY NOT NECESSARILY RELATE TO THE PERFORMANCE OF THE NONUNITIZED SEPARATE ACCOUNT.

DISTRIBUTION OF CONTRACTS

The Company's subsidiary, ING Financial Advisers, LLC serves as the principal underwriter for the variable annuity contracts which include the Guaranteed Accumulation Account as an investment option. ING Financial Advisers, LLC, a Delaware limited liability company, is registered as a broker-dealer with the Securities and Exchange Commission. ING Financial Advisers, LLC is also a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ING Financial Advisers, LLC's principal office is located at 151 Farmington Avenue, Hartford, Connecticut 06156.

As principal underwriter, ING Financial Advisers, LLC may enter into arrangements with one or more registered broker-dealers to offer and sell the contracts. We and our affiliate(s) may also sell the contracts directly. All individuals offering and selling the contracts must be registered representatives of a broker-dealer and must be licensed as insurance agents to sell variable annuity contracts. For additional information, see the contract prospectus.

TAXATION

You should seek advice from your tax adviser as to the application of federal (and where applicable, state and local) tax laws to amounts paid to or distributed under the contracts. Refer to the applicable contract prospectus for a further discussion of tax considerations.

TAXATION OF THE COMPANY. We are taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. The Company owns all assets supporting the contract obligations of GAA. Any income earned on such assets is considered income to the Company. We do not intend to make any provision or impose a charge under the contracts with respect to any tax liability of the Company.

TAXATION OF PAYMENTS AND DISTRIBUTIONS. For information concerning the tax treatment of payments to and distributions from the contracts, please refer to the applicable contract prospectus.

EXPERTS

We have included and/or incorporated by reference into the Registration Statement of which this prospectus is a part and/or into this prospectus:


The consolidated financial statements of ING Life Insurance and Annuity Company and Subsidiaries (the Company), at December 31, 2003, December 31, 2002, and December 31, 2001, and for the years then ended, which have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference.

The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


LEGAL MATTERS


For information regarding legal matters affecting the Company or the distributor of the variable annuity contracts, please refer to the applicable contract prospectus.

FURTHER INFORMATION

This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below.

We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

                            SEC Public Reference Room
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at either 1-800-SEC-0330 or 1-202-942-8090 or by e-mailing publicinfo@sec.gov. You may also find more information about the Company by visiting the Company's homepage on the internet at www.ingretirementplans.com.


A copy of the Company's annual report on Form 10-K for the year ended December 31, 2003 accompanies this prospectus. We refer to Form 10-K for a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.


You can find this prospectus and other information the Company files electronically with the SEC on the SEC's web site at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have incorporated by reference the Company's latest Annual Report on Form 10-K, as filed with the SEC and in accordance with the Securities and Exchange Act of 1934. The Annual Report must accompany this prospectus. Form 10-K contains additional information about the Company including certified financial statements for the latest fiscal year. We were not required to file any other reports pursuant to Sections 13(a) or 15(d) of the Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K.

The registration statement for this prospectus incorporates some documents by reference. We will provide a free copy of any such documents upon the written or oral request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document. Direct requests to:

                     ING Life Insurance and Annuity Company
                              151 Farmington Avenue
                             Hartford, CT 06156-1277
                                 1-800-262-3862

INQUIRIES

You may contact us directly by writing or calling to us at the address or phone number shown above.

                                   APPENDIX I
                EXAMPLES OF MARKET VALUE ADJUSTMENT CALCULATIONS

The following are examples of market value adjustment ("MVA") calculations using several hypothetical deposit period yields and current yields. These examples do not include the effect of any early withdrawal charge or other fees that may be assessed under the contract upon withdrawal.

EXAMPLE I

ASSUMPTIONS:                                                     ASSUMPTIONS:
i,   the deposit period yield, is 4%                             i,   the deposit period yield, is 5%
j,   the current yield, is 6%                                    j,   the current yield, is 6%
x,   the number of days remaining (computed from                 x,   the number of days remaining (computed from
     Wednesday of the week of withdrawal) in the                      Wednesday of the week of withdrawal) in the
     guaranteed term, is 927.                                         guaranteed term, is 927.


                    (1 + i)                     x
MVA   --> = -->   { ------- } (TO THE POWER OF ---)                                       (1 + i)                     x
                    (1 + j)                    365                    MVA   --> = -->   { ------- } (TO THE POWER OF ---)
                                                                                          (1 + j)                    365


                    (1.04)                    927                                         (1.05)                    927
MVA   --> = -->   { ------ } (TO THE POWER OF ---)                    MVA   --> = -->   { ------ } (TO THE POWER OF ---)
                    (1.06)                    365                                         (1.06)                    365


                                          = .9528                                                               = .9762

In this example, the deposit period yield of 4% is               In this example, the deposit period yield of 5% is
less than the current yield of 6%; therefore, the                less than the current yield of 6%; therefore, the
MVA is less than one. The amount withdrawn from the              MVA is less than one. The amount withdrawn from the
guaranteed term is multiplied by this MVA.                       guaranteed term is multiplied by this MVA.

If a withdrawal or transfer request of a specific                If a withdrawal or transfer request of a specific
dollar amount is requested, the amount withdrawn                 dollar amount is requested, the amount withdrawn
from a guaranteed term will be increased to                      from a guaranteed term will be increased to
compensate for the negative MVA amount. For                      compensate for the negative MVA amount. For
example, a withdrawal request to receive a check                 example, a withdrawal request to receive a check
for $2,000 would result in a $2,099.08 withdrawal                for $2,000 would result in a $2,048.76 withdrawal
from the guaranteed term.                                        from the guaranteed term.

EXAMPLE II

ASSUMPTIONS:                                                     ASSUMPTIONS:
i,   the deposit period yield, is 6%                             i,   the deposit period yield, is 5%
j,   the current yield, is 4%                                    j,   the current yield, is 4%
x,   the number of days remaining (computed from                 x,   the number of days remaining (computed from
     Wednesday of the week of withdrawal) in the                      Wednesday of the week of withdrawal) in the
     guaranteed term, is 927.                                         guaranteed term, is 927.


                    (1 + i)                     x
MVA   --> = -->   { ------- } (TO THE POWER OF ---)                                       (1 + i)                     x
                    (1 + j)                    365                    MVA   --> = -->   { ------- } (TO THE POWER OF ---)
                                                                                          (1 + j)                    365


                    (1.06)                    927                                         (1.05)                    927
MVA   --> = -->   { ------ } (TO THE POWER OF ---)                    MVA   --> = -->   { ------ } (TO THE POWER OF ---)
                    (1.04)                    365                                         (1.04)                    365


                                         = 1.0496                                                              = 1.0246

In this example, the deposit period yield of 6% is               In this example, the deposit period yield of 5% is
greater than the current yield of 4%; therefore,                 greater than the current yield of 4%; therefore,
the MVA is greater than one. The amount withdrawn                the MVA is greater than one. The amount withdrawn
from the guaranteed term is multiplied by this MVA.              from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer request of a specific                If a withdrawal or transfer request of a specific
dollar amount is requested, the amount withdrawn                 dollar amount is requested, the amount withdrawn
from a guaranteed term will be decreased to reflect              from a guaranteed term will be decreased to reflect
the positive MVA amount. For example, a withdrawal               the positive MVA amount. For example, a withdrawal
request to receive a check for $2,000 would result               request to receive a check for $2,000 would result
in a $1,905.49 withdrawal from the guaranteed term.              in a $1,951.98 withdrawal from the guaranteed term.

                                   APPENDIX II

              EXAMPLES OF MARKET VALUE ADJUSTMENT AT VARIOUS YIELDS

The following hypothetical examples show the market value adjustment based on a given current yield at various times remaining in the guaranteed term. Table A illustrates the application of the market value adjustment based on a deposit period yield of 6%; Table B illustrates the application of the market value adjustment based on a deposit period yield of 5%. The market value adjustment will have either a positive or negative influence on the amount withdrawn from or remaining in a guaranteed term. Also, the amount of the market value adjustment generally decreases as the end of the guaranteed term approaches.

TABLE A: DEPOSIT PERIOD YIELD OF 6%

                  CHANGE IN                                     TIME REMAINING TO
                   DEPOSIT                                 MATURITY OF GUARANTEED TERM
   CURRENT         PERIOD         ------------------------------------------------------------------------------
    YIELD           YIELD         8 YEARS       6 YEARS        4 YEARS       2 YEARS        1 YEAR      3 MONTHS
    -----           -----         -------       -------        -------       -------        ------      --------
     9%                 +3%        -20.0%        -15.4%         -10.6%        -5.4%          -2.8%          -0.7%
     8%                 +2%        -13.9%        -10.6%          -7.2%        -3.7%          -1.9%          -0.5%
     7%                 +1%         -7.2%         -5.5%          -3.7%        -1.9%          -0.9%          -0.2%
     6%                  0%          0.0%          0.0%           0.0%         0.0%           0.0%           0.0%
     4%                 -2%         16.5%         12.1%           7.9%         3.9%           1.9%           0.5%
     3%                 -3%         25.8%         18.8%          12.2%         5.9%           2.9%           0.7%
     2%                 -4%         36.0%         26.0%          16.6%         8.0%           3.9%           1.0%
     1%                 -5%         47.2%         33.6%          21.3%        10.1%           5.0%           1.2%

TABLE B: DEPOSIT PERIOD YIELD OF 5%

                  CHANGE IN                                     TIME REMAINING TO
                   DEPOSIT                                 MATURITY OF GUARANTEED TERM
   CURRENT         PERIOD         ------------------------------------------------------------------------------
    YIELD           YIELD         8 YEARS       6 YEARS        4 YEARS       2 YEARS        1 YEAR      3 MONTHS
    -----           -----         -------       -------        -------       -------        ------      --------
      9%                +4%        -25.9%         -20.1%        -13.9%        -7.2%          -3.7%          -0.9%
      8%                +3%        -20.2%         -15.6%        -10.7%        -5.5%          -2.8%          -0.7%
      7%                +2%        -14.0%         -10.7%         -7.3%        -3.7%          -1.9%          -0.5%
      6%                +1%         -7.3%          -5.5%         -3.7%        -1.9%          -0.9%          -0.2%
      4%                -1%          8.0%           5.9%          3.9%         1.9%           1.0%           0.2%
      3%                -2%         16.6%          12.2%          8.0%         3.9%           1.9%           0.5%
      2%                -3%         26.1%          19.0%         12.3%         6.0%           2.9%           0.7%
      1%                -4%         36.4%          26.2%         16.8%         8.1%           4.0%           1.0%

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 33-779 of the Connecticut General Statutes ("CGS") provides that a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by Sections 33-770 to 33-778, inclusive, of the CGS. Reference is hereby made to Section 33-771(e) of the CGS regarding indemnification of directors and Section 33-776(d) of CGS regarding indemnification of officers, employees and agents of Connecticut corporations. These statutes provide in general that Connecticut corporations incorporated prior to January 1, 1997 shall, except to the extent that their certificate of incorporation expressly provides otherwise, indemnify their directors, officers, employees and agents against "liability" (defined as the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding) when (1) a determination is made pursuant to Section 33-775 that the party seeking indemnification has met the standard of conduct set forth in Section 33-771 or (2) a court has determined that indemnification is appropriate pursuant to Section 33-774. Under Section 33-775, the determination of and the authorization for indemnification are made (a) by the disinterested directors, as defined in Section 33-770(3); (b) by special counsel; (c) by the shareholders; or (d) in the case of indemnification of an officer, agent or employee of the corporation, by the general counsel of the corporation or such other officer(s) as the board of directors may specify. Also, Section 33-772 with Section 33-776 provide that a corporation shall indemnify an individual who was wholly successful on the merits or otherwise against reasonable expenses incurred by him in connection with a proceeding to which he was a party because he is or was a director, officer, employee, or agent of the corporation. Pursuant to Section 33-771(d), in the case of a proceeding by or in the right of the corporation or with respect to conduct for which the director, officer, agent or employee was adjudged liable on the basis that he received a financial benefit to which he was not entitled, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party.

The statute does specifically authorize a corporation to procure indemnification insurance on behalf of an individual who was a director, officer, employee or agent of the corporation. Consistent with the statute, ING Groep N.V. maintains an umbrella insurance policy with an international insurer. The policy covers ING Groep N.V. and any company in which ING Groep N.V. has an ownership control of over 50%. This would encompass the principal underwriter as well as the depositor. The policy provides for the following types of coverage: errors and omissions, directors and officers, employment practices, fiduciary and fidelity.

Section 20 of the ING Financial Advisers, LLC Limited Liability Company Agreement provides that ING Financial Advisers, LLC will indemnify certain persons against any loss, damage, claim or expenses (including legal fees) incurred by such person if he is made a party or is threatened to be made a party to a suit or proceeding because he was a member, officer, director, employee or agent of ING Financial Advisers, LLC, as long as he acted in good faith on behalf of ING Financial Advisers, LLC and in a manner reasonably believed to be within the scope of his authority. An additional condition requires that no person shall be entitled to indemnity if his loss, damage, claim or expense was incurred by reason of his gross negligence or willful misconduct. This indemnity provision is authorized by and is consistent with Title 8, Section 145 of the General Corporation Law of the State of Delaware.

   Exhibits

       (4)   Instruments Defining the Rights of Security Holders(1)
             (a)    Variable Annuity Contract (G-CDA-HF)(2)
             (b)    Variable Annuity Contract Certificate (GTCC-HF)(3)
             (c)    Variable Annuity Contract (GIT-CDA-HO)(4)
             (d)    Variable Annuity Contract (G-CDA-IA(RP))(5)
             (e)    Variable Annuity Contract Certificate (GTCC-IA(RP))(6)
             (f)    Variable Annuity Contract (G-CDA(99))(7)
             (g)    Variable Annuity Contract Certificate (CDACERT (99))(7)
             (h)    Variable Annuity Contract (GLIT-CDA-HO)(4)
             (i)    Variable Annuity Contract (GST-CDA-HO)(4)
             (j)    Variable Annuity Contract (IP-CDA-IB)(8)
             (k)    Variable Annuity Contract (I-CDA-IA(RP))(5)
             (l)    Variable Annuity Contract (I-CDA-HD)(4)
             (m)    Variable Annuity Contract (GIH-CDA-HB)(3)
             (n)    Variable Annuity Contract (IMT-CDA-HO)(3)
             (o)    Variable Annuity Contract (G-401-IB(X/M))(9)
             (p)    Variable Annuity Contract (G-CDA-IB(XC/SM))(9)
             (q)    Variable Annuity Contracts (G-CDA-IB(ATORP)) and (G-CDA-IB
                    (AORP))(10)
             (r)    Variable Annuity Contract (G-CDA-96(TORP))(11)
             (s) Group Combination Annuity Contract (Nonparticipating) (A001RP95)(12)
             (t) Group Combination Annuity Contract (Nonparticipating) (A007RC95)(12)

             (u) Group Combination Annuity Certificate (Nonparticipating) (A020RV95)(12)
             (v) Group Combination Annuity Certificate (Nonparticipating) (A027RV95)(12)
             (w)    Variable Annuity Contract (GID-CDA-HO)(13)
             (x)    Variable Annuity Contract (GSD-CDA-HO)(13)
             (y)    Variable Annuity Contract (IST-CDA-HO)(14)
             (z)    Variable Annuity Contract (I-CDA-HD(XC))(14)
             (aa)   Variable Annuity Contract (HR1O-DUA-GIA)(15)
             (bb)   Variable Annuity Contract (GA-UPA-GO)(15)
             (cc) Variable Annuity Contracts (G-TDA-HH(XC/M)) and (G-TDA-HH (XC/S))(16)
             (dd)   Variable Annuity Certificate (GTCC-HH(XC/M))(17)
             (ee)   Variable Annuity Certificate (GTCC-HH(XC/S))(17)
             (ff)   Variable Annuity Contract (IA-CDA-IA)(2)
             (gg)   Variable Annuity Contract (GLID-CDA-HO)(13)
             (hh)   Variable Annuity Contract (G-CDA-HD)(18)
             (ii)   Variable Annuity Contract Certificate (GTCC-HD)(6)
             (jj)   Variable Annuity Contract (G-CDA-IA(RPM/XC))(4)
             (kk) Variable Annuity Contracts and Certificate (G-CDA-95(ORP)), (G-CDA-95(TORP)) and (GTCC-95 (ORP))(10)
             (ll) Variable Annuity Contracts and Certificate (G-CDA-ORP), (CDA-IB(TORP)) and (GTCC-95(TORP))(10)
             (mm)   Variable Annuity Contract (IRA-CDA-IC)(5)
             (nn)   Variable Annuity Contract (GIP-CDA-HB)(19)
             (oo)   Variable Annuity Contract (I-CDA-98(ORP))(6)
             (pp)   Variable Annuity Contract (G-CDA(12/99))(20)
             (qq)   Variable Annuity Contract Certificate (C-CDA(12/99))(20)
             (rr)   Variable Annuity Contract (G-CDA-99(NY))(20)
             (ss)   Variable Annuity Contract Certificate (C-CDA-99(NY))(20)
             (tt)   Variable Annuity Contract (G-CDA(99))(20)
             (uu)   Variable Annuity Contract Certificate (C-CDA(99))(20)
             (vv)   Variable Annuity Contract Certificate (GDCC-HF)(20)
             (ww)   Variable Annuity Contract Certificate (GDCC-HD)(20)
             (xx)   Variable Annuity Contract (G-CDA-HD(XC)(20)
             (yy)   Variable Annuity Contract Certificate (GDCC-HO)(20)
             (zz)   Variable Annuity Contract Certificate (GDCC-HD(XC))(20)
             (a1)   Variable Annuity Contract Certificate (GTCC-HD(XC))(20)
             (b1)   Variable Annuity Contract Certificate (GTCC-HO)(20)
             (c1)   Variable Annuity Contract Certificate (GTCC-96(ORP))(20)

             (d1)   Variable Annuity Contract G-CDA-96(ORP))(20)
             (e1)   Variable Annuity Contract Certificate (GTCC-96(TORP))(20)
             (f1)   Variable Annuity Contract Certificate (GTCC-IB(ATORP))(20)
             (g1)   Variable Annuity Contract Certificate (GTCC-IB(AORP)(20)
             (h1)   Variable Annuity Contract (ISE-CDA-HO)(21)
             (i1)   Variable Annuity Contract (G-CDA-IB(ORP))(10)
             (j1)   Variable Annuity Contract (G-CDA-IB(TORP))(10)
             (k1)   Variable Annuity Contract (G-CDA-01(NY))(22)
             (l1)   Variable Annuity Contract Certificate (C-CDA-01(NY))(22)
       (5)   Opinion re Legality
       (10)  Material contracts are listed under Item 14(a)10 in the
             Company's Form 10-K for the fiscal year ended December 31,
             2003 (File No. 33-23376), as filed with the Commission on
             March 29, 2004. Each of the Exhibits so listed is
             incorporated by reference as indicated in the Form 10-K
       (13) ING Life Insurance and Annuity Company Form 10-K for the fiscal year ended December 31, 2003
       (23)  (a)    Consent of Independent Auditors
             (b)    Consent of Legal Counsel (included in Exhibit (5) above)
       (24)  (a)    Powers of Attorney
             (b)    Certificate of Resolution Authorizing Signature by Power of
                    Attorney(5)

Exhibits other than those listed above are omitted because they are not required or are not applicable.

1. Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-60477), as filed on April 15, 1996.
2. Incorporated by reference to Post-Effective Amendment No. 14 to Registration Statement on Form N-4 (File No. 33-75964), as filed on
     July 29, 1997.
3. Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75980), as filed on February 12, 1997.
4. Incorporated by reference to Post-Effective Amendment No. 12 to the Registration Statement on Form N-4 (File No. 33-75964), as filed on February 11, 1997.
5. Incorporated by reference to Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 (File No. 33-75986), as filed on
     April 12, 1996.
6. Incorporated by reference to Post-Effective Amendment No. 11 to Registration Statement on Form N-4 (File No. 333-01107), as filed on February 4, 1999.
7. Incorporated by reference to Post-Effective Amendment No. 13 to Registration Statement on Form N-4 (File No. 333-01107), as filed on
     April 7, 1999.
8. Incorporated by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-75988), as filed on April 15, 1996.
9. Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-81216), as filed on April 7, 1996.
10. Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-91846), as filed on April 15, 1996.

11. Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-91846), as filed on August 6, 1996.
12. Incorporated by reference to Registration Statement on Form N-4 (File No. 333-01107), as filed on February 21, 1996.
13. Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 33-75982), as filed on February 20, 1997.
14. Incorporated by reference to Post-Effective Amendment No. 7 to Registration Statement on Form N-4 (File No. 33-75992), as filed on February 13, 1997.
15. Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75974), as filed on February 28, 1997.
16. Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75962), as filed on April 17, 1996.
17. Incorporated by reference to Post-Effective Amendment No. 14 to Registration Statement on Form N-4 (File No. 33-75962), as filed on
     April 17, 1998.
18. Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75982), as filed on April 22, 1996.
19. Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-75980), as filed on August 19, 1997.
20. Incorporated by reference to Post-Effective Amendment No. 19 to Registration Statement on Form N-4 (File No. 333-01107), as filed on February 16, 2000.
21. Incorporated by reference to Post-Effective Amendment No. 21 to Registration Statement on Form N-4 (File No. 33-75996), as filed on February 16, 2000.
22. Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-2 (File No. 333-60016), as filed on April 5, 2002.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

     (a)  Rule 415 offerings:

          (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (h)  Request for Acceleration of Effective Date:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 18.  FINANCIAL STATEMENTS AND SCHEDULES

Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 (File No. 333-104456) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, State of Connecticut, on this 5th day of April, 2004.

                                      By:  ING LIFE INSURANCE AND ANNUITY
                                           COMPANY
                                           (REGISTRANT)

                                      By:   Keith Gubbay*
                                           -----------------------------------
                                            Keith Gubbay
                                            President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                            TITLE                                                 DATE
 Keith Gubbay*                       Director and President                             )
---------------------------------    (principal executive officer)                      )
 Keith Gubbay
                                                                                        )
 Thomas J. McInerney*                Director                                           )  April 5, 2004
---------------------------------
 Thomas J. McInerney                                                                    )
                                                                                        )
 Kathleen A. Murphy*                 Director                                           )
---------------------------------
 Kathleen A. Murphy                                                                     )
                                                                                        )
 Jacques de Vaucleroy*               Director                                           )
---------------------------------
 Jacques de Vaucleroy                                                                   )
                                                                                        )
 David Wheat*                        Director and Chief Financial Officer               )
---------------------------------    (principal accounting officer)                     )
 David Wheat

By:  /s/ Michael A. Pignatella
     ----------------------------------------------
     Michael A. Pignatella
     Attorney-in-Fact
     ----------------------------------------------

                                  EXHIBIT INDEX

EXHIBIT NO.     EXHIBIT
-----------     -------
16(5)           Opinion re: Legality
                                                                                             ------------

16(13)          ING Life Insurance and Annuity Company Form 10-K for the fiscal year ended       **
                December 31, 2003

16(23)(a)       Consent of Independent Auditors
                                                                                             ------------

16(23)(b)       Consent of Legal Counsel                                                          *

16(24)(a)       Powers of Attorney
                                                                                             ------------

*Included in Exhibit 16(5) above
**Filed by Module Name: ILIAC10K123103